UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

December 7, 2022
Date of Report (Date of earliest event reported)

PitneyBowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-03579	06-0495050
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Summer Street
Stamford, Connecticut 06926
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Stock, $1 par value per share	PBI	New York Stock Exchange

6.70% Notes due 2043	PBI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting stadards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2022, Pitney Bowes Inc. (the “Company”) entered into a Third Amendment (the “Amendment”) to the Credit Agreement, dated as of November 1, 2019 (as previously amended, the “Existing Credit Agreement”), by and among the Company, the subsidiaries of the Company party thereto, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment, (i) increases the total adjusted leverage ratio financial covenant level applicable as of December 31, 2022 by 0.25, to 4.00 to 1.00, and provides for modified step-down levels for such covenant thereafter, (ii) decreases the adjusted interest coverage ratio financial covenant level by 0.50, to 2.25 to 1.00, (iii) increases the interest margins applicable to the term loan A and revolving facilities under the Existing Credit Agreement by 25 basis points, (iv) decreases the size of the negative covenant basket available to make distributions and dividends (from $150.0 million to $100.0 million), and (v) effects certain other changes as set forth in the Amendment. Prior to the Amendment, the Company was in compliance, and expected to remain in compliance, with all financial and non-financial covenants.  The revised terms contained in the Amendment are intended to provide the Company with additional flexibility in managing its capital structure.

The Company plans to further amend the Existing Credit Agreement to update interest benchmarks, including to transition from LIBOR to SOFR for borrowings in U.S. dollars.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Amendment is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, including statements concerning the effects of the revised terms included in the Amendment and the further amendment of the Existing Credit Agreement, are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially. Words such as “estimate”, “believe”, “expect”, “anticipate”, “intend”, “plan”, and similar expressions may identify such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Refer to the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC for a discussion of important factors that could cause actual results to differ materially from forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1
Third Amendment, dated as of December 7, 2022, among Pitney Bowes Inc., the subsidiaries of Pitney Bowes Inc. party thereto, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

Date: December 8, 2022	By:	/s/ Debbie D. Salce
	Name:	Debbie D. Salce
	Title:	Vice President and Treasurer

Exhibit Index

Exhibit Number	Description

10.1
Third Amendment, dated as of December 7, 2022, among Pitney Bowes Inc., the subsidiaries of Pitney Bowes Inc. party thereto, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.